Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No. 67)


                          Filed by the Registrant [X]
                 Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential,  for  Use  of the  Commission  Only  (as  permitted  by  Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Material
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         INVESTORS RESEARCH FUND, INC.
                (Name of Registrant as Specified in Its Charter)

                                      N/A
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

                               Hugh J. HAFERKAMP
                         ATTORNEY AND COUNSELOR AT LAW
                           11800 BACCARAT LANE, N.E.
                      ALBUQUERQUE, NEW MEXICO 87111-7600.

                            TELEPHONE (505) 296-5122
                               FAX (509) 292-8982


                                                               February 12, 1997




Securities  and  Exchange  Commission
Judiciary   Plaza
450 Fifth  Street,  N.W.
Washington, D.C.  20549

Re:      Investors Research Fund, Inc.
         Your File Nos.  2-14675  and  811-861
         Definitive Copy of Proxy Statement
         and Form of Proxy for 1997 Annual Meeting

Gentlemen:


Pursuant to Rule 14a-6(a) under the 1934 Act, Investors Research Fund, Inc. hereby files under the EDGAR system a definitive copy of the Proxy statement for the 1997 annual meeting of the shareholders of the Fund. The definitive copies of the proxy material were mailed to the shareholders begining February 24, 1997.

The reason for the filing is by virtue of Proposal 3 on the ballot. The advisor has proposed to contract with a sub-advisor for the Fund. That requires a shareholder vote. There does not seem to be any exception to our filing of this preliminary copy.

If you should have any questions or comments, please contact me at the above address and telephone number at your earliest opportunity. Thank you very much for your attention to this filing.


Very truly yours,

        /s/

HUGH J. HAFERKAMP

HJH/rv
Enclosure
cc: Dr. Francis S. Johnson
    President

                          INVESTORS RESEARCH FUND, INC.


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MARCH 25, 1997



Notice is hereby given that the annual meeting of the shareholders of INVESTORS RESEARCH FUND, INC. will be held on Tuesday, March 25, 1997, 10:30 A.M. at the Pepper Tree Inn, (Tree Top Room), 3850 State Street, Santa Barbara, California, for the following purposes:

     1. To elect a Board of Directors to serve until the next annual meeting of shareholders and until their successors are elected and qualified.

     2. To ratify the selection of Timpson Garcia as the independent Certified Public Accountants to be employed by the corporation to sign or certify financial statements which may be filed by the corporation with the Securities and Exchange Commission.

     3. To approve the proposed Sub-Advisory Agreement between Lakeview Securities Corporation and Merrimac Advisors Company.

     4. The transaction of such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

This meeting is being held pursuant to the By-Laws of the corporation.

February 3, 1997


Michael A. Marshall
Secretary-Treasurer




IMPORTANT: THE MANAGEMENT HOPES THAT YOU CAN ATTEND THE ANNUAL MEETING. HOWEVER, IF YOU ARE UNABLE TO BE PRESENT IN PERSON, YOU ARE EARNESTLY REQUESTED TO SIGN AND RETURN THE ENCLOSED PROXY IN ORDER THAT THE NECESSARY QUORUM MAY BE REPRESENTED AT THE MEETING. IF THE ENCLOSED PROXY IS EXECUTED AND RETURNED, IT MAY NEVERTHELESS BE REVOKED AT THE MEETING OR AT ANY TIME BEFORE THE POLLS CLOSE. THE ENCLOSED ADDRESSED ENVELOPE REQUIRES NO POSTAGE AND IS INTENDED FOR YOUR CONVENIENCE.

PLEASE PROMPTLY RETURN THE ENCLOSED PROXY. YOU WILL ASSIST YOUR FUND IN AVOIDING THE EXTRA EXPENSE OF FOLLOW-UP LETTERS.

                                 PROXY STATEMENT

                        ANNUAL MEETING OF SHAREHOLDERS OF
                          INVESTORS RESEARCH FUND, INC.
         (3916 State Street, Suite 3C, Santa Barbara, California 93105)



This Statement is furnished in connection with a solicitation of proxies made by and on behalf of INVESTORS RESEARCH FUND, INC. (hereafter called the "Fund"), 3916 State Street, Suite 3C, Santa Barbara, California 93105, and its present management, to be used at the annual meeting of shareholders of the Fund, to be held on Tuesday, March 25, 1997, 10:30 A.M. at the PEPPER TREE INN, (Tree Top
Room), 3850 STATE STREET, SANTA BARBARA, CALIFORNIA, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Such solicitation is made primarily by the mailing of this Statement with its enclosures. The approximate date of first mailing is February 21, 1997.

Supplementary solicitation may be made by mail, telephone, telegraph, and by personal contact by employees of the Fund and others. The expenses in connection with preparing and mailing this Statement and its enclosures and of such solicitations will be paid by the Fund. In some instances, said supplementary solicitation may be made by securities dealers by whom shares of the Fund have been sold and would be made at their own expense.

If the enclosed form of proxy is executed and returned, it may nevertheless be revoked prior to the closing of the polls. A proxy may be revoked by written notice to the Fund prior to the Annual Meeting of Shareholders, or by execution of a subsequent proxy which is presented at the Annual Meeting of Shareholders, or by personal vote at the Annual Shareholders Meeting. All proxies solicited by the management which are properly executed and received in time will be voted in the meeting. Such proxies will be voted in accordance with the instruction thereon, if any, and if no specification is made, the proxy will be voted in accordance with the judgment of the proxy holder. Discretionary authority is conferred by the proxy as to all matters not specifically listed which may properly come before the meeting. The management is not aware that any other matters are to be presented for action.

As of February 3, 1997 there were issued and outstanding 7,712,493 shares of capital stock of the Fund. Shareholders are entitled to one (1) vote for each share of record held at the close of business on February 3, 1997. Fund shareholders have cumulative voting rights and every shareholder entitled to vote in the election for directors has the right in person or by written proxy to multiply the number of votes to which he is entitled by the number of directors to be elected, and he may cast the whole number of such votes for one candidate, or he may distribute them among two or more candidates. A shareholder may use his right to cumulative voting by indicating on the face of the Proxy enclosed with this Proxy Statement the candidate or candidates of his choice and the number of votes cast for each such candidate. The candidates receiving the highest number of votes up to the number to be elected, shall be elected. The presence in person or by proxy of persons entitled to vote a majority of the outstanding voting shares at any meeting shall constitute a quorum for the transaction of business.

Abstentions and broker non-votes will be counted as present or represented at the Annual Meeting for purposes of determining whether a quorum exists. However, abstentions and broker non- votes with respect to any matter brought to a vote at the Annual Meeting will be treated as shares not voted for purposes of determining whether the requisite vote has been obtained. Also, if a broker indicates on the proxy that it does not, as to certain shares, have discretionary authority to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. In view of the requirement that there be a certain number of affirmative votes, an abstention or a broker no-vote has a negative impact as to a matter brought to a vote. See section below entitled "Vote Required."

The aggregate dollar amount of portfolio brokerage commissions paid during Fiscal 1995-96 was $424,531. Of that amount, $46,392 was paid to Diversified Securities, Inc., 3701 Long Beach Boulevard, Long Beach, CA 90801 (P. O. Box 357, Long Beach, CA 90807), the Fund's Principal Underwriter. That latter figure represents 11% of the aggregate dollar amount of the commissions paid by the Fund. Diversified Securities, Inc. handled 11.28% of the brokerage transactions effected during the year.

The matters to be acted upon pursuant to the proxy are:

Proposal 1. ELECTION OF DIRECTORS: It is the present intention that the enclosed proxy will, in the absence of special designation by the shareholders signing it, be used for the purpose of voting for election or re-election of the following 12 persons as Directors of the Fund to hold office until the next annual meeting of shareholders and until their successors are elected and qualified. The shareholder may nominate and vote for other persons as directors of the Fund by indicating their names and the number of votes cast for each candidate on the enclosed proxy.


                                                                                                          Capital Stock
                                                                                                          Owned
                                                                                                          Beneficially
                                                                       Served                             Directly and
Name, Position with Fund                                               Continuously                       Indirectly
and Principal Occupation                                               as a Director                      as of
During the Past 5 Years                                                Since                              Sept.30,1996


GERTRUDE B. CALDEN, Director and Member of the                         July 12, 1983                      15,155 shares
 Executive Committee, is Emeritus Director, Foundation
 for Santa Barbara City College and has served under
 three Presidents on the National Advisory Council on
 Adult Education. 819 East Pedregosa Street,
 Santa Barbara,  CA  93103 (Age 87)

RICHARD CHERNICK, Director (elected January 22,                        January 22, 1997                   None
 1997) is a retired partner of the Los Angeles Law Firm
 of Gibson, Dunn & Crutcher.  He is currently active
 in arbitration and mediation of disputes in the
 Los Angeles area.  3055 Wilshire Boulevard,
 Seventh Floor, Los Angeles, CA 90010-1108 (Age 51)

JAMES A. CORRADI, Director, Retired business                           December 2, 1994                   501 shares
 executive, former General Manager of Hope Ranch
 Park Homes Association, and former Board
 President of Cook College at Rutgers University.
 17 Via Alicia, Santa Barbara, CA 93108 (Age 67)

FREDRIC J. FRENCH,* Director, is President of                          January 19, 1996                   532 shares
 The Arms Companies, the Investment Portfolio Management
 Division of Lakeview Securities Corporation, investment
 adviser to the Fund; formerly Vice-President and
 Senior Portfolio Strategist of The Arms Companies
 since November, 1992. 6201 Uptown Boulevard, N.E.,
 Albuquerque, NM 87110 (Age 50)

HARRY P. GELLES, Director, (elected January 22,                        January 22, 1997                   None
 1997, is Senior Vice-President of Chelsea Management
 Company, an investment management company in Los Angeles,
 California.  Previously was Senior Adviser to the
 Trust Company of the West, which is also an investment
 management firm in Los Angeles.  444 South Flower
 Street, Suite 2340, Los Angeles, CA 90071 (Age 62)

HUGH J. HAFERKAMP,** Director, (elected                                January 22, 1997                   None
 January 22, 1997) is an attorney-at-law in private
 practice in the Santa Barbara area.  Has been legal
 counsel to Investors Research Fund, Inc. for
 approximately 17 years.  11800 Baccarat Lane, N.E.,
 Albuquerque, NM  87111 (Age 69)

LEONARD S. JARROTT, Director, is a Real Estate                         January 24, 1996                   None
 Investment Adviser and independent Real Estate Broker
 in Santa Barbara, California.  2725 Vernon Road,
 Santa Barbara, CA  93105 (Age 52)

MICHAEL A. MARSHALL,* Secretary-Treasurer,                             February 10, 1994                  2,948 shares
 Director and Member of the Executive Committee, is a
 former Senior Vice-President of Prudential California
 Realty and is engaged in real estate investment and property management, M-P Marshall & Co., 23 Princeton Trail,
 Coto De Caza, CA 92679 (Age 61)

ROBERT P. MOSESON,* Director, is President and                         December 7, 1993                   9,187 shares
 Director of Lakeview Securities Corporation, investment
 adviser to the Fund.  He is also President and Director
 of Performance Analytics, Inc., an investment consulting
 firm which is affiliated with Lakeview Securities.
 333 West Wacker Drive, Chicago, IL 60606 (Age 53)

WILLIAM J. NASIF, Director, is a certified public                      February 14, 1996                  None
 accountant and partner of Nasif, Hicks, Harris & Co.,
 Certified Public Accountants of Santa Barbara, CA.
 1111 Garden Street, Santa Barbara, CA 93101 (Age 54)

MARK SCHNIEPP, Director, is an economist and Director                  August 12, 1994                    None
 of the Economics Forecast Project at the University
 of California, Santa Barbara, California.
 944 Randolph Road, Santa Barbara, CA 93111 (Age 43)

DAN B. SECORD, Director, is a physician in private                     December 12, 1995                  None
 practice of obstetrics and gynecology in Santa Barbara.
 Staff Santa Barbara Cottage Hospital.  Vice Chairman,
 Santa Barbara Planning Commission.  2329 Oak Park Lane,
 Santa Barbara, CA  93105 (Age 60)

MARK L. SILLS,* Vice-President, Director and Member                    December 12, 1995                  15,346 shares
 of the Executive Committee, is Director of Consumer
 Services, and Director of Information Services,
 Aleene's - Division of ARTIS, Inc., 85 Industrial Way,
 Buellton, CA  93427 (Age 52)

* An "interested person" as defined in Section 2(a)(19) of the Investment Company Act of 1940 as amended.

** Is deemed an "interested person" by virtue of having acted as counsel to the Fund during the last two years.

It is not expected that any of the nominees will decline or become unavailable for election; but in case this should happen, the discretionary power given in the proxy may be used to vote for a substitute nominee or nominees.

During the fiscal year, there were four regular meetings of the Board of Directors, two special meetings of the Board, and three meetings of the Executive Committee. All of the incumbent directors attended at least 75% of the Board meetings during the term of their incumbency, except Mr. Jarrott, who was absent from one regular and one special Board meeting. All of the above- listed Directors who were members of the committee attended the Executive Committee meetings. In addition to the meetings of the full Board of Directors, there were several meetings of the Independent Directors. All of those meetings were called for the purpose of selecting and nominating persons to serve as independent directors, which procedure is required by law in view of the fact that the Fund has a 12b-1 plan. No compensation was paid for those latter meetings.

To and including December 31, 1993, none of the officers of the Fund had received any compensation directly from the Fund for serving in any capacity since the date of inception of the Fund. The Fund has no pension or retirement benefits for any officers or employees. Effective January 1, 1994, the Fund began compensating Dr. Johnson at the rate of $1,200 per month for his services as President of the Fund. The attendance fee payable to Directors and members of the Executive Committee is $250 for each meeting actually attended. These payments have been made by the Fund. However, no such attendance fees are payable to those Directors who are associated with the Investment Adviser. The Fund does not provide expense reimbursement to the Directors. The total compensation paid by the Fund to all Directors during the fiscal year 1995-96 was $13,750.

The Board of Directors does not have any standing nominating or compensation committee and has no committee performing similar functions. However, because of the 12b-1 Plan, the independent directors are required to select and nominate those directors who are not interested persons of the Fund and, consequently, they serve as a de facto nominating committee as to the independent director positions. The current independent directors are Gertrude B. Calden, James A. Corradi, Harry P. Gelles, Leonard S. Jarrott, William J. Nasif, Mark Schniepp, and Dan B. Secord. Additionally, at its December, 1994 meeting, the Board established an audit committee. The members are Messrs. Corradi, Nasif and Schniepp.

The  following   directors  received  the  sums  set  opposite  their  names  as compensation for services as directors, including attendance at the meeting of the Executive Committee, during fiscal 1996:

         Gertrude B. Calden ....................... $2,250
         James A. Corradi ......................... $1,250
         Fredric J. French ........................     $0
         Leonard S. Jarrott .......................   $750
         Michael A. Marshall ...................... $2,250
         Robert P. Moseson ........................     $0
         William J. Nasif ......................... $1,000
         Mark Schniepp ............................ $1,500
         Dan B. Secord ............................ $1,250
         Mark L. Sills ............................ $1,250

By virtue of his salary as President and his fees for director's meetings, Dr. Johnson received total compensation from the Fund during fiscal 1996 of $16,650.

The directors set forth below also serve as members of the Board of Directors of other companies in addition to that of the Fund.

     1.   Robert  P.  Moseson  -  Lakeview  Securities  Corporation  Performance
          Analytics,   Inc.,  Spectrum  Advisory  Corporation,   and  Dyametrics
          Management Corporation

     2.   Mark L. Sills - Accu-Dent, Research and Development, Inc.

Proposal 2. SELECTION OF ACCOUNTANTS: A majority of the members of the Board of Directors who are not interested persons of the Fund (as defined in the Investment Company Act of 1940) have selected the public accounting firm of Timpson Garcia, 1610 Harrison Street, Oakland, California 94612, as the independent certified public accountants to sign or certify any financial statement which may be filed by the corporation with the Securities and Exchange Commission. The employment of such accountants is expressly conditioned upon the right of the corporation, by vote of a majority of the outstanding stock at any meeting called for the purpose, to terminate such employment forthwith without any penalty. Such selection is made pursuant to provisions of Section 32(a) of the Investment Company Act of 1940, and is subject to ratification or rejection by the stockholders at this meeting. No member of Timpson Garcia, or any associate thereof, has any other relationship with the Fund or any affiliate thereof. No representative of the auditors is expected to be present at this meeting.

It is the present intention that the enclosed proxy will, in the absence of special designation by the shareholders signing, be used for the purpose of voting to ratify the selection of Timpson Garcia as the Fund's independent auditors for Fiscal 1996-97.

Proposal 3. TO APPROVE A NEW SUB-ADVISORY AGREEMENT. Lakeview Securities Corporation ("Lakeview") serves as the Fund's investment adviser and is responsible for providing the Fund with a continuous investment program pursuant to an Investment Advisory Agreement which became effective January 1, 1994 (the "Advisory Agreement"). The Advisory Agreement was most recently approved by the shareholders of the Fund at a special meeting held on November 29, 1993.

At a special meeting of the Fund's Board of Directors held on January 22, 1997, the Directors, including all of the independent directors present, unanimously approved and voted to recommend to the shareholders of the Fund that they approve a sub-advisory agreement (the "Proposed Sub-Advisory Agreement") by and between Lakeview and Merrimac Advisors Company ("Merrimac"). Under the Proposed Sub-Advisory Agreement, Merrimac would replace The Arms Companies, a division of Lakeview, making Merrimac an independent company with the same personnel and style of advisory service.

Approval of the Proposed Sub-Advisory Agreement will not result in an increase in any fees payable by the Fund. Lakeview will be solely responsible for paying the sub-advisory fee to Merrimac under the Proposed Sub-Advisory Agreement.

Under the Proposed Sub-Advisory Agreement, Merrimac will provide Lakeview with advice and recommendations regarding the Fund's investments and will assist Lakeview in handling the Fund's portfolio of investments. Merrimac will also provide Lakeview with economic and financial information, as well as other research and assistance, on a continuous basis.

MERRIMAC AND THE PROPOSED SUB-ADVISORY AGREEMENT

Merrimac Advisors Company was organized under the laws of the State of New Mexico on October 23, 1996. Merrimac registered with the Securities and Exchange Commission (the "SEC") as an investment adviser under the Investment Advisers Act of 1940 on December 6, 1996. The address of Merrimac is 6201 Uptown Boulevard, N.E., Suite 203, Albuquerque, New Mexico 87110. Its telephone number is (505) 883-8856. Merrimac's sole shareholder is Fredric J. French. Mr. French and his wife, Judy K. French, are the only directors of Merrimac. Mrs. French is not otherwise involved in the operation of the corporation. Mr. French also serves as a Director of Investors Research Fund, Inc., having been elected as a Director on January 19, 1996.

Merrimac intends to provide investment advice and management to advisory clients, including the Fund. At the present time, Mr. French is an employee of Lakeview and, as such, has participated in management of the Fund's investment portfolio at all times that Lakeview has served as investment adviser to the Fund, that is, since January 1, 1994. Since September 30, 1995, Mr. French and Robert P. Moseson (President of Lakeview) have worked closely together in management of the Fund's portfolio and the Fund has been informed that that existing practice will be continued if the Proposed Sub-Advisory Agreement is approved. All decisions and transactions will continue to be the responsibility of Lakeview and will be under the final control of Lakeview.

The Fund has been informed by Lakeview that establishing Merrimac as an independent company will permit Lakeview and its related companies to recommend Merrimac to some of its other clients for advisory services after Mr. French ceases to act as an employee of Lakeview following approval of this agreement. Currently, restrictive commitments made by affiliates of Lakeview prevent Mr. French from expanding his client base while an employee of Lakeview. Some of the personnel of those clients employing Merrimac in the future may also wish to utilize Merrimac and Lakeview's investment style and purchase Fund shares for their own portfolios. That secondary effect, assuming that it occurs, will increase the Fund's shareholder base.

In addition to the foregoing, Merrimac, having the opportunity for growing its business base, will have additional resources for service to the Fund and will assure the continued availability of the services of Mr. French as an adviser to the Fund.

MATERIAL PROVISIONS OF THE PROPOSED SUB-ADVISORY CONTRACT

A.  Compensation

The Proposed Sub-Advisory Agreement provides that Merrimac will receive from Lakeview during the first year that said agreement is in effect fees in an amount equal to 80% of the fee paid by the Fund to Lakeview under the Investment Advisory Agreement. After the Proposed Sub-Advisory Agreement has been in effect for 12 months, Merrimac will be paid by Lakeview a sum equal to 50% of the annual fee paid by the Fund to Lakeview, or such other percentage as the parties shall agree upon.

B.  Term

If approved by the shareholders of the Fund, the Proposed Sub-Advisory Agreement will take effect on March 25, 1997 and will then continue in effect until March 25, 1998. Thereafter, the Proposed Sub-Advisory Agreement will continue in effect from year to year subject to the annual approval of its continuance as described below under "Termination, Continuance and Amendment."

C.  Termination, Continuance and Amendment

Except as described above, the Proposed Sub-Advisory Agreement will continue from year to year subject to annual approval of its continuance by a majority of the Independent Directors, cast in person at a meeting called for the purpose of voting on such approval, and annual approval by either (a) the Directors of the Fund, or (b) a majority of the Fund's outstanding voting securities, as defined in the Investment Company Act of 1940. The Proposed Sub-Advisory Agreement will be terminable at any time without penalty on 60 days' written notice by the Directors, by a vote of a majority of the Fund's outstanding voting securities, or by Lakeview or Merrimac, as the case may be. The Proposed Sub- Advisory Agreement terminates automatically in the event of its assignment or in the event that the adviser ceases to act as the Fund's investment adviser.

D.  Limitation of Liability

The Proposed Sub-Advisory Agreement provides that Merrimac will not be liable for any mistake of judgment or mistaken opinion relating to portfolio and investment matters of the Fund, unless there is an absence of good faith.
However, nothing in the proposed agreement is to be construed as protecting Merrimac against liability to the Fund or its stockholders (or to Lakeview) by reason of negligence, willful misfeasance, bad faith or reckless disregard of duties on the part of Merrimac.

E.  Other Services

The Proposed Sub-Advisory Agreement authorizes Merrimac to provide services to other clients within the scope of investment advisory or investment management services, or a business ancillary thereto, but Mr. French can engage in any unrelated business only with the specific consent of Lakeview. Furthermore, no employment other than services to Lakeview and the Fund is to interfere with the sub-advisory services to be provided to Lakeview and the Fund. The proposed agreement obligates Merrimac, upon request, to provide reasonable assistance in the marketing and promotion of shares of the Fund.

ANALYSIS OF PROPOSAL AND REVIEW BY DIRECTORS

The  directors  have  determined  that the  terms of the  Proposed  Sub-Advisory
Agreement are fair and reasonable. In approving the Proposed Sub-Advisory Agreement and recommending its approval by the shareholders of the Fund, the directors, including the independent directors, considering the best interests of the shareholders of the Fund, took into account all of the factors they deemed relevant. The primary factors and directors' related analysis are described below.

The directors considered the fact that, notwithstanding the change in relationship between Mr. French and Lakeview, the proposed agreement will provide continuity in the successful investment strategy being pursued by the Fund. Both Mr. French and Lakeview have represented to the Fund that there will be no change in the handling of the Fund's portfolio as a result of the establishment of Merrimac. Lakeview will continue to bear the responsibility as the Fund's investment manager.

The directors also believe that the agreement of Mr. French and Merrimac to devote significant time and effort to marketing the Fund will be beneficial to the Fund and its shareholders. Lakeview has represented to the Fund that it is undertaking a marketing campaign on behalf of the Fund and that Mr. French has agreed to participate in that effort. Expansion of the Fund's shareholder base will be beneficial to all shareholders because Fund expenses can be spread over more shares and there will be more capital to take advantage of investment opportunities. The directors believe that Mr. French's participation in marketing efforts with Lakeview will likely increase sales of Fund shares.

Finally, this new arrangement will, in Lakeview's opinion, allow Lakeview to utilize its relationships with related companies to make references of clients to Merrimac. In turn, individuals from those business clients may purchase Fund shares to obtain the same investment expertise. As noted above, expansion of the Fund's shareholder base is highly desirable from the shareholders' standpoint and the ability to refer to a non-employee of Lakeview is expected to be highly beneficial to the Fund.

There will be no additional cost to the Fund of the new sub- advisory arrangement and Merrimac will bear its own expenses.

DIRECTORS' EVALUATION AND RECOMMENDATION

The directors, including all of the independent directors present at the meeting (only one absent), by a vote cast at a meeting held on January 22, 1997, unanimously approved and voted to recommend to the shareholders of the Fund that they approve the Proposed Sub-Advisory Agreement. If the shareholders approve the Proposed Sub-Advisory Agreement, that agreement will take effect as of March 25, 1997.

THE DIRECTORS RECOMMEND THAT THE SHAREHOLDERS OF THE FUND APPROVE
THE PROPOSED SUB-ADVISORY AGREEMENT.

STOCKHOLDER'S PROPOSALS: Any proposal of a shareholder intended to be presented at the 1998 annual meeting must be received by the Fund at its office no later than October 15, 1997 for inclusion in the proxy statement and proxy form relating to that meeting.

INVESTMENT ADVISER: Lakeview Securities Corporation, 333 West Wacker Drive, Chicago, Illinois 60606 is an investment advisory firm which is neither owned nor controlled by the Fund. Lakeview Securities has been employed by the Fund as its Investment Adviser. The existing investment advisory contract, which became effective January 1, 1994, was solicited by the Adviser, recom- mended by the Board of Directors, and approved on November 29, 1993 by vote of the holders of a majority of the outstanding shares of the Fund. Unless sooner terminated in accordance with its terms, the contract will continue until midnight, December 31, 1997.

During fiscal 1994, the Fund's previous adviser was paid $56,691 for investment management services rendered during the first quarter of the year. Lakeview Securities Corporation was paid $141,952 for its investment management services during the last three quarters of fiscal 1994. Lakeview Securities was paid $171,087 during fiscal 1995, and $145,654 during fiscal 1996. Lakeview
Securities is paid at the rate of 0.5 of 1 percent of the average monthly portfolio value per annum.

The  Investment   Adviser  receives  no  brokerage   commissions  or  any  other
compensation from the Fund.

Messrs. Fredric J. French and Robert P. Moseson are associated with Lakeview Securities, the Investment Adviser, whose business address is 333 West Wacker Drive, Chicago, Illinois. They are affiliated with the Fund. Mr. Moseson has a controlling interest in the Investment Adviser.

When the Adviser directs portfolio transactions through Diversified Securities, Inc., the Principal Underwriter, the Fund is informed that the Underwriter seeks to effect such transactions where it can get prompt execution of orders at the most favorable prices.

Figures pertaining to the Fund's brokerage for the last three fiscal years are presented in the following table:


Annual Portfolio                          Brokerage Commissions     Brokerage Paid to
Turnover Ratio       Total Brokerage      Paid by the Fund to       Broker-Dealer not Affiliated
to Total Assets      Commissions Paid     the Underwriter*          with Adviser or Underwriter for:
                                                                    Sales       Services       Other

1994  234.77%        $210,457             $82,392                   $128,065    -nil-          -nil-
1995  248.44%        $284,333             $80,465                   $203,868    -nil-          -nil-
1996  669.79%        $424,531             $46,392                   $378,139    -nil-          -nil-

* The Underwriter is also a registered broker-dealer with a securities retail brokerage operation.

** Portfolio turnover rate for the year 1993 has been restated to exclude U.S. Treasury Bills.

VOTE REQUIRED: The presence in person or by proxy of the holders of a majority of the outstanding shares is required to constitute a quorum at the Annual Meeting. The election of directors requires a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. With respect to Proposals 2 and 3, the vote required is the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on that subject matter. Approval of each of the proposals will require the affirmative vote of a majority of Investors Research Fund, Inc. shares, as determined under Section 2(a)(42) of the Investment Company Act of 1940. That requires the affirmative vote of the holders of the lesser of either (A) 67% or more of the outstanding shares as of February 3, 1997 present at the meeting if the holders of more than 50% of the outstanding shares of the Fund are present or represented by proxy, or (B) more than 50% of the outstanding shares.

If the accompanying form of proxy is executed properly and returned, shares represented by it will be voted at the Annual Meeting in accordance with the instructions on the proxy. However, if no instructions are specified, shares will be voted in favor of each of the nominees and each of the proposals set forth in the Notice of the Meeting.

COPIES OF THE FUND'S MOST RECENT ANNUAL AND SEMI-ANNUAL REPORTS TO ITS SHAREHOLDERS ARE AVAILABLE UPON REQUEST TO THE FUND'S OFFICE LOCATED AT 3916 STATE STREET, SUITE 3C, SANTA BARBARA, CA 93105 OR CALL 1-800-473-8631.


No other business is currently expected to come before the Meeting. As to any matter which has not been brought to the attention of the proxies prior to the date of this proxy statement, which is presented at the meeting, the proxies will deal with such matter in accordance with their best judgment and the discretionary authority granted by the proxy.

                              COMPENSATION TABLE *


                                        Position or    Estimated
                                        Retirement     Annual       Total
                                        Benefits       Benefits     Compensation
                        Aggregate       Accrues as     Upon         Paid to
Name, Position          Compensation    Expenses       Retirement   Directors

Francis S. Johnson         $16,650      $     0        $     0      $2,250
President

Gertrude B. Calden         $ 2,250      $     0        $     0      $2,250
Director

James A. Corradi           $ 1,250      $     0        $     0      $1,250
Director

Fredric J. French          $     0      $     0        $     0      $    0
Director

Leonard S. Jarrott         $   750      $     0        $     0      $  750
Director

Michael A. Marshall        $ 2,250      $     0        $     0      $2,250
Secretary-Treasurer

Robert P. Moseson          $     0      $     0        $     0      $    0
Director

William J. Nasif           $ 1,000      $     0        $     0      $1,000
Director

Mark Schniepp              $ 1,500      $     0        $     0      $1,500
Director

Dan B. Secord              $ 1,250      $     0        $     0      $1,250
Director

Mark L. Sills              $ 1,250      $     0        $     0      $1,250


* For Fiscal 1995-1996

                             SUB-ADVISORY AGREEMENT


Merrimac Advisors Company
One Coronado Place
6201 Uptown Boulevard N.E.
Albuquerque, New Mexico  87100

Gentlemen:

Lakeview Securities Corporation ("LSC") is a registered investment advisor under the Investment Advisers Act of 1940, as amended ("Advisers Act"). LSC serves as investment adviser to Investors Research Fund, Inc. (the "Fund"), an open-end, diversified management investment company registered under the Investment Company Act of 1940, as amended (the "Act") pursuant to an Investment Advisory Agreement dated December 27, 1993 (the "Fund Agreement"). The Fund is engaged in the business of investing and reinvesting its assets in securities of the type, and in accordance with the limitations specified in the Prospectus, Application and Statement of Additional Information dated January 30, 1996, which is part of its effective Registration Statement filed with the U.S. Securities and Exchange Commission (collectively, the "Fund Prospectus"). Merrimac Advisors Company ("Merrimac" or "you") is a registered investment advisor under the Advisers Act. Fredric J. French, President, director and sole shareholder of Merrimac and a director of the Fund, is familiar with the investment strategies employed by LSC in managing the investment and reinvestment of Fund assets and may be of assistance to LSC in carrying out its duties and responsibilities under the Fund Agreement. LSC hereby retains Merrimac as its sub-adviser for the consideration and upon the terms and conditions hereinafter set forth:

1. Merrimac has received copies of, and is familiar with, each of the following:

     (a)  The Articles of Incorporation of the Fund;

     (b)  The By-Laws of the Fund;

     (c)  The Fund Agreement;

     (d)  The Fund's Portfolio Compliance Checklist;

     (e)  The Fund Prospectus;

     (f)  The Fund's Code of Ethics;

     (g)  LSC's Code of Ethics.

LSC will furnish to Merrimac from time to time copies of all amendments of or supplements to the foregoing, if any.

In carrying out its duties and responsibilities as sub- advisor to LSC, Merrimac shall at all times act in a manner that is consistent with the investment policies, objectives and restrictions as set forth in the Fund Prospectus. Furthermore, in the performance of Merrimac's duties hereunder, it shall at all times act in a manner consistent with the provisions contained in the documents delivered to Merrimac pursuant to this Section 1, as each of the same may, from time to time be amended or supplemented.

2. LSC employs Merrimac to assist LSC in managing the investment and reinvestment of Fund assets and, without limiting the generality of the foregoing, to review Fund investments and to recommend and, when directed by LSC, effect investment changes whenever such changes appear to LSC to be desirable. In addition, you are to perform all statistical, research, economic, and analysis services necessary or convenient to the performance of your duties as investment adviser. You will submit to LSC and the Fund such reports relating to the valuation of the Fund's securities as LSC may reasonably request. Such services shall be rendered directly to LSC. In addition, upon the request of LSC or the Fund, you will provide reasonable assistance to LSC, the Fund, and to the underwriter of the Fund shares and other persons duly authorized to market Fund shares, in the marketing and promotion of Fund shares. You will promptly deliver to LSC and the Fund, for their review, not less than three (3) business days prior to any other use, any marketing and promotional materials prepared by you for or making reference to the Fund. You agree not to use any marketing, advertising or promotional material regarding or making reference to LSC or the Fund that have been objected to in writing by LSC or the Fund. All advice and recommendations provided by you to LSC will be consistent with the investment policies, objectives and restrictions of the Fund.

3. It is understood that you will from time-to-time employ or associate with yourself such persons as you believe to be particularly fitted to assist you in the execution of your duties hereunder, the cost of performance of such duties to be borne and paid by you, and you agree to employ such persons as are reasonably necessary to carry out your obligations to all of your clients. You will provide to LSC and the Fund in writing, promptly following request, such information regarding itself and the Fund's investments as shall be necessary for the preparation of periodic reports to the Fund's stockholders and such other documents and papers as may be required to comply with applicable laws and the rules, regulations and other requirements of the Securities and Exchange Commission or other federal, state or local governmental agencies including, without limitation registration statements on Form N-1A, semi-annual reports on Form N-SAR, proxy statements, periodic statements and reports, other shareholder communications, and "blue sky" filings. You agree to permit inspection by officers and directors of LSC and/or the Fund, upon reasonable notice and at reasonable times, of all records, books, correspondence, stockholder lists, and other papers and documents maintained or prepared by you in connection with the Fund's business and affairs. Furthermore, you agree to maintain, preserve and make available all such records in accordance and compliance with Section 31 of the Act, Section 204 of the Advisers Act and all governmental regulations and requirements, as applicable to you in your capacity as sub-adviser to the Fund. You agree that all records prepared or maintained by you in connection with the Fund's business and affairs will be the property of the Fund.

4. You will make recommendations with respect to the purchase and sale of securities for or on account of the Fund. To carry out such decisions, you are hereby authorized, as LSC's sub- advisor and attorney-in-fact, to place orders in the Fund's name for the investment and reinvestment of Fund assets when and as directed by LSC. Notwithstanding the foregoing, all procedures for making changes in the Fund's portfolio of securities, including procedures for the placing and confirmation of orders with brokers and dealers, shall at all times be and remain under the direction and control of the Fund's board of directors and officers. You will, however, maintain such records and perform such duties in connection with the Fund's portfolio of securities as may be reasonably requested by LSC, and as may be required by applicable governmental laws and regulations.

5. LSC will provide you with all information under its control which may be reasonably required for the performance of your duties hereunder, and to advise you promptly of any changes in the Fund's policies which may affect any of your obligations hereunder. Except as otherwise specifically provided hereinabove, you shall have no obligation to provide supervisory or administrative services in connection with the general business and affairs of the Fund.

6. You will assist LSC in its reporting to the board of directors of the Fund at each regularly scheduled meeting thereof all changes in the Fund's portfolio since the prior report, and will furnish to LSC from time-to-time such information as you may believe appropriate concerning the Fund's portfolio, whether concerning the individual companies whose securities are included in the Fund's portfolio, the industries in which they are engaged, or the conditions prevailing in the economy generally. You will also furnish to LSC such statistical and analytical information with respect to securities in its portfolio as you may believe appropriate or as LSC or the board of directors of the Fund may reasonably request. In making purchases and sales of securities, you will bear in mind the policies set from time-to-time by LSC and the board of directors of the Fund as well as the limitations imposed in the Fund Prospectus, the Act, and the Internal Revenue Code of 1986, as amended, in respect of regulated investment companies. All powers of control over the Fund's investments shall at all times be and remain in the Fund's directors and officers, but this section shall not be construed to relieve LSC or Merrimac from their various obligations to carry out the investment functions delegated either under the Fund Agreement or this Agreement.

7. In consideration of the services to be rendered by you, LSC agrees to pay to you a quarterly fee equal to the Applicable Percentage (as defined below) of (a) the quarterly fee paid to it by the Fund under paragraph 7 of the Fund Agreement less (b) any portion of the net expenses of the Fund incurred by the Fund during each of its fiscal years or portions thereof that this Agreement is in effect which, as to the Fund in any such year, exceeds the limits applicable to the Fund under the laws or regulations of any state in which Fund shares are qualified for sale (reduced pro rata for any portion of less than a year). The Applicable Percentage shall mean (i) for the first 12 months of the term of this Agreement, eighty percent (80%) and (ii) for each 12- month period thereafter, fifty percent (50%) or such other percentage as the parties may mutually agree. An estimated fee shall be paid in advance on or before the tenth day of the first month of the applicable quarter, subject to reconciliation based on the actual fee paid to LSC by the Fund and excess net expenses of the Fund for such quarter. Any overpayment of the quarterly fee shall be repaid by you to LSC upon demand. Any underpayment of the quarterly fee shall be paid to you within 30 days of the end of such quarter.

8. LSC shall expect of you, and you will give LSC the benefit of your best judgment and effort in rendering services to LSC and the Fund, and LSC agrees as an inducement to your undertaking these services that neither you, nor your officers, directors, shareholders, employees or agents, or any affiliates of the foregoing shall be liable for any mistake of judgment, or opinion relating to portfolio and investment matters of the Fund, except for lack of good faith, provided that nothing herein shall be deemed to protect or purport to protect, you against any liability to the Fund or its stockholders, or LSC to which you would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of your obligations and duties hereunder, or by reason of your reckless disregard of your obligations and duties hereunder.

9. This Agreement shall become effective as of the date of approval of this Agreement by the Fund, and shall continue in effect until the first anniversary of such date, and thereafter for successive twelve-month periods (computed from each anniversary date), provided that such continuance is specifically approved at least annually by the board of directors of the Fund in accordance with
Section 15(c) of the Act or by vote of a majority of the outstanding voting securities (as defined in Section 2(a)(42) of the Act) of the Fund, and, by a majority of the board of directors who are not parties to this Agreement or interested persons (as defined in Section 2(a)(19) of the Act) of any such party. This Agreement shall be terminated, without the payment of any penalty, upon the termination or expiration of the Fund Agreement. This Agreement may be terminated, without the payment of any penalty, (a) by a vote of a majority of the board of directors of the Fund or by a vote of a majority of the outstanding voting securities of the Fund on 60 days' written notice to you, (b) by you on 60 days' written notice to LSC, or (c) by LSC on 60 days' written notice to you. If, within 90 days after the date hereof, this Agreement shall not have been approved by the Fund, you will be entitled to terminate this Agreement upon notice to LSC and will be entitled to any fees earned by you as provided in Paragraph 7. Termination of this Agreement shall not be deemed to terminate or otherwise invalidate any other agreement between Merrimac and LSC, except as otherwise provided herein. Furthermore, termination of this Agreement shall not be deemed to terminate or otherwise invalidate the Advisory Agreement between the Fund and LSC.

10. This Agreement may not be transferred, assigned, sold, or in any manner hypothecated or pledged by you, and this Agreement shall terminate automatically in the event of any such transfer, assignment, sale, hypothecation or pledge by you. The terms "transfer", "assignment" and "sale" as used in this paragraph shall have the meanings ascribed to them by governing law and interpretations thereof contained in rules or regulations promulgated by the Securities and Exchange Commission thereunder. You may assign this Agreement in a transaction in which you rely bona fide upon Rule 2a-6 under the Act upon notice to LSC and the Fund.

11. In the event this Agreement is terminated for any reason and no subsequent agreement is entered into between you and LSC, all fees due to you hereunder shall be prorated as of the effective date of termination and paid within five
(5) business days thereafter. Upon such termination or within a reasonable time thereafter, you shall surrender to LSC all books, records, correspondence, stockholders' lists and other papers and documents pertaining to the Fund which are in your possession or control.

12. No provision of this Agreement may be changed or waived orally, but only by an instrument in writing signed by the party against which enforcement of the change or waiver is sought, and no amendment of this Agreement shall be effective until approved by (a) the Board of Directors of the Fund, including a majority of the directors who are not interested persons of LSC, Merrimac or the Fund, cast in person at a meeting called for the purpose for voting on such approval, and (b) a majority of the outstanding voting securities of the Fund, as defined in the Act. Nothing in this Agreement shall be construed as a change in, modification or amendment to the Fund Agreement.

13. Except to the extent necessary to enable you to perform your obligations hereunder, nothing herein shall be deemed to limit or restrict the right of Merrimac or of Frederic J. French to engage in any other aspects of the investment advisory or management business or any business ancillary thereto, or the right of Fredric J. French, upon the consent of LSC, or any of your other officers, directors, shareholders, or employees, or any affiliates thereof, to engage in any business, including acting as investment advisor or manager for any other person or entity or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render portfolio management or advisory services of any kind to any other corporation, firm, individual, trust or association.

14. LSC acknowledges and agrees that you may obtain from broker-dealers approved by LSC or the board of directors of the Fund, supplemental research, market and statistical information for use with respect to the Fund. The term "research, market and statistical information" includes, without limitation, advice as to the value of securities, the advisability of investing, purchasing and selling securities, and the availability of securities or purchasers or sellers of securities, and furnishing analyses and reports concerning issues, industries, securities, economic factors and trends, portfolio strategy and performance of accounts. LSC understands that such information will be in addition to and not in lieu of the services required to be performed by you under this Agreement and that your expenses will not necessarily be reduced as a result of the receipt of such information. LSC also acknowledges that such information may be useful to you and your affiliates in providing services to clients other than the Fund, and that not all such information will at all times be used by you in connection with the Fund. Finally, LSC acknowledges that information provided to you and your affiliates by brokers and dealers through whom other clients of yours effect securities transactions may be useful to you in providing services to the Fund. Accordingly, LSC understands that investment decisions for the Fund may not, at all times, be made independently from those of other accounts managed by you and your affiliates. In furtherance of the foregoing, LSC agrees that, when the same securities are purchased for or sold by the Fund and any such other accounts you shall allocate such purchases and sales in a manner deemed by you to be fair and equitable to all of the accounts, including the Fund and, subject to your obtaining the best price and execution for your clients (which shall not necessarily mean the lowest commission available), brokers and dealers providing research, market and statistical information may be engaged to effect transactions on behalf of the Fund.

15. All notices and communications to be made hereunder shall be in writing shall be delivered to LSC or to you, as the case may be, by U.S. certified mail, return receipt requested, postage prepaid, by commercial courier or by personal delivery, in each case to the address set forth in this Agreement or to such other person or address as shall be identified by written notice as provided herein. Any notice or communication sent by mail as aforesaid, shall be deemed delivered three (3) business days after deposit in the U.S. mail; any notice sent personally or by commercial courier shall be deemed delivered upon confirmation of receipt at such address.

16. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois and to the extent applicable, the Act and the Advisor Act. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder shall not be thereby affected.

17. In connection with the purchase or sale of portfolio securities for the account of the Fund, neither you nor any of your directors, officers or employees will act as principal or agent, or receive any commission. You shall, at the time you place any order to purchase or sell portfolio securities on behalf of the Fund, inform LSC of any financial interest you have in the issuer of the securities being purchased or sold. Each Access Person, as defined in Rule 17(j)-1 in the Act, of Merrimac will provide personal trading reports to a designated representative of LSC in accordance with the Fund's Code of Ethics.

18. Nothing in this Agreement shall be construed so as to make LSC and Merrimac partners or joint venturers. Except in the performance of its duties hereunder, Merrimac is and shall be an independent contractor. Unless otherwise expressly provided or authorized, Merrimac shall have no authority to act for or represent the Fund in any way or otherwise be deemed to be an agent of the Fund or of LSC.

19. Merrimac has delivered to LSC and the Fund its Codes of Ethics. Merrimac agrees that any amendments that it may adopt to its Code of Ethics shall be submitted to and reasonably satisfactory to LSC.

If the foregoing is satisfactory to you, please indicate your acceptance by signing below.

Very truly yours,

LAKEVIEW SECURITIES CORPORATION
333 West Wacker Drive
Suite 1010
Chicago, Illinois  60601

By:
Title:

Accepted this ___ day of
______________________, 1997

MERRIMAC ADVISORS COMPANY

By:
Title:

Acknowledged this ___ day of
________________________, 1997

INVESTORS RESEARCH FUND, INC.

By:
Title:

                         INVESTORS RESEARCH FUND, INC.
                                P.O. BOX 419958
                           KANSAS CITY, MO 64141-6958

            Annual Meeting of Shareholders - Tuesday, March 25, 1997

The undersigned shareholder(s) of Investors Research Fund, Inc. Hereby appoint(s) GERTRUDE B. CALDEN, JAMES A. CORRADI and LEONARD S. JARROTT, and each of them, attorneys and proxies of the undersigned, with full power of substitution, to vote as indicated herein all of the shares of capital stock of Investors Research Fund, Inc, standing in the name(s) of the undersigned at the close of business on February 3, 1997, at the Annual Meeting of Shareholders of the Fund to be held on Tuesday, March 25, 1997, at 10:30 A.M. at the Pepper Tree Inn, (Tree Top Room),3850 State Street, Santa Barbara, California, and at all adjournments thereof, with all the powers the undersigned would possess if then and there personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the proposals, as more fully described in the Proxy Statement for the meeting, and to vote and act in their discretion on any other matters which may properly come before the meeting. IF THE UNDERSIGNED DOES NOT WITHHOLD AUTHORITY TO VOTE FOR THE ELECTION OF DIRECTORS THIS PROXY WILL BE DEEMED TO GRANT SUCH AUTHORITY. IF AS TO ANY OTHER MATTERS REFERRED TO HEREIN NO SPECIFICATION IS MADE, THE PROXY SHALL BE VOTED IN FAVOR OF EACH MATTER.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND WILL BE VOTED FOR THE ELECTION OF THE PROPOSED DIRECTORS AND FOR PROPOSALS 2 AND 3 UNLESS OTHERWISE INDICATED.

PLEASE VOTE, DATA AND SIGN ON REVERSE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE

Please sign exactly as your name(s) appear(s) hereon. If shares are held jointly, all shareholders must sign. Corporate Proxies should be signed by an authorized officer.

HAS YOUR ADDRESS CHANGED?                  DO YOU HAVE ANY COMMENTS?

____________________________________       _____________________________________
____________________________________       _____________________________________
____________________________________       _____________________________________


[X] PLEASE MARK VOTES AS IN THIS EXAMPLE


1.To elect a Board of Directors to serve until the next annual meeting of shareholders and until their successors are elected and qualified.

                                                                   With- For All
  Gertrude B. Calden  James A. Corradi     Richard P.Chernick  For hold  Except
  Fredric J. French   Harry P. Gelles      Hugh J. Haferkamp   [ ]  [  ]   [  ]
  Leonard S. Jarrott  Michael A. Marshall  Robert P. Moseson
  William J. Nasif    Mark Schniepp        Dan B. Secord
  Mark L. Sills

     To withhold authority to vote for any individual nominee, mark the "For All Except" box and strike a line through that nominee's name in the list above.
                                                       For    Against  Abstain
2.To ratify the selection of Timpson Garcia as the     [  ]     [  ]     [   ]
  independent Certified Public Accountants to be employed by the corporation to sign or certify financial statements which may be filed by the corporation with the Securities and Exchange
  Commission.

3.To approve the proposed sub-advisory agreement       [  ]     [  ]     [   ]
  between Lakeview Securities Corporation and
  Merrimac Advisors Company.

              Use the lines below if cumulative voting is desired
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________


                                                  Mark box at right if an   [  ]
                                                  address change or comment
                                                  has been noted on the
                                                  reverse side of this card

Please be sure to sign and date the Proxy.   Date:

___________________          __________________      RECORD DATE SHARES:
Sharehold sign here          Co-owner sign here